STEMCELLS, INC. ANNOUNCES FIRST PATIENT COHORT COMPLETES SPINAL CORD INJURY TRIAL -
GAINS IN SENSORY FUNCTION PERSIST 12 MONTHS AFTER STEM CELL TRANSPLANT

Improvement from Complete to Incomplete Injury Observed in One Patient

NEWARK, CA (February 12, 2013) – StemCells, Inc. (Nasdaq: STEM) today announced that the twelve-month data from the first patient cohort in the Company’s Phase I/II clinical trial of its proprietary HuCNS-SC® product candidate (purified human neural stem cells) for chronic spinal cord injury continued to demonstrate a favorable safety profile, and showed that the considerable gains in sensory function observed in two of the three patients at the six-month assessment have persisted. The third patient remains stable. A summary of the data was presented today by Martin McGlynn, President and CEO, at the 15th Annual BIO CEO & Investor Conference. By completing the twelve-month assessment, the first patient cohort has now completed the trial, and has entered into a separate follow-up study for long-term observation.

“The multi-segment gains observed in sensory function in two patients at six months have endured at the 12-month assessment. In addition, between the six- and 12-month evaluations, one patient converted from a complete to an incomplete injury,” said Armin Curt, M.D., Professor and Chairman of the Spinal Cord Injury Center at Balgrist University Hospital, University of Zurich and principal investigator of the clinical trial. “Importantly, the persistence of these sensory gains at the 12-month evaluation was seen across more than one clinical measure. While much more clinical research needs to be done to demonstrate efficacy, the types of changes we are observing are unexpected and very encouraging given that these are patients in the chronic stage of complete spinal injury.”

Mr. McGlynn added, “While we need to be cautious when interpreting data from a small, uncontrolled trial, to our knowledge, this is the first time a patient with a complete spinal cord injury has been converted to a patient with an incomplete injury following transplantation of neural stem cells. We are encouraged that the cells appear to convey clinical benefit in such severely injured patients. We are therefore hopeful that we will see similar or greater benefit in AIS B and C patients, who already have partial sensation and motor function below the level of injury which could be further augmented by cell transplantation.”

Patients in the study’s first cohort all suffered a complete injury to the thoracic (chest-level) spinal cord. In a complete injury, there is no neurological function below the level of injury, and sensory function of all three patients was stable before transplantation of the HuCNS-SC cells. All three patients were transplanted four to nine months after injury with a dose of 20 million cells at the site of injury. The surgery, immunosuppression and the cell transplants have been well tolerated by all the patients. There were no abnormal clinical, electrophysiological or radiological responses to the cells, and all the patients have remained neurologically stable through the first 12 months following transplantation. Positive changes in sensitivity to touch, heat and electrical stimuli were observed in well-defined and consistent thoracic regions in two of the patients, while no changes were observed in the third patient. Importantly, quantitative tests of specific sensory function, as well as electrophysiological measures of impulse transmission across the site of injury, show an association with the clinical examination, providing further objective confirmation of the sensory gains.

About the Spinal Cord Injury Clinical Trial

The Phase I/II clinical trial of StemCells, Inc.’s HuCNS-SC® purified human adult neural stem cells is designed to assess both safety and preliminary efficacy. Twelve patients with thoracic (chest-level) neurological injuries at the T2-T11 level are planned for enrollment, and their injuries must have occurred within three to twelve months prior to transplantation of the cells. In addition to assessing safety, the trial will assess preliminary efficacy based on defined clinical endpoints, such as changes in sensation, motor function and bowel/bladder function. The Company has dosed the first three patients, all of whom have injuries classified as AIS A, in which there is no neurological function below the injury level. The injuries are classified according to the American Spinal Injury Association Impairment Scale (AIS). The second and third cohorts will be patients classified as AIS B and AIS C, those with less severe injury, in which there is some preservation of sensory or motor function.

All patients will receive HuCNS-SC cells through direct transplantation into the spinal cord and will be temporarily immunosuppressed. Patients will be evaluated regularly in the post-transplant period in order to monitor and assess the safety of the HuCNS-SC cells, the surgery and the immunosuppression, as well as to measure any recovery of neurological function below the injury site. The Company intends to follow the effects of this therapy long-term, and each of the patients will be invited to enroll into a separate four year observational study after completing the Phase I/II study.

The trial is being conducted at Balgrist University Hospital, University of Zurich, a world leading medical center for spinal cord injury and rehabilitation, and is open for enrollment to patients in Europe, Canada and the United States. Enrollment for the second cohort is currently underway, and the first AIS B patient was enrolled and dosed late last year. If you believe you may qualify and are interested in participating in the study, please contact the study nurse either by phone at +41 44 386 39 01 or by email at stemcells.pz@balgrist.ch.

Additional information about the Company’s spinal cord injury program can be found on the StemCells, Inc. website at http://www.stemcellsinc.com/Therapeutic-Programs/Clinical-Trials.htm and at http://www.stemcellsinc.com/Therapeutic-Programs/Spinal-Cord-Injury.htm, including video interviews with Company executives and independent collaborators.

About Balgrist University Hospital

Balgrist University Hospital, University of Zurich is recognized worldwide as a highly specialized center of excellence providing examination, treatment and rehabilitation opportunities to patients with serious musculoskeletal conditions. The clinic owes its leading international reputation to its unique combination of specialized medical services. The hospital’s carefully-balanced, interdisciplinary network brings together under one roof medical specialties including orthopedics, paraplegiology, radiology, anesthesiology, rheumatology, and physical medicine. More information about Balgrist University Hospital is available at www.balgrist.ch.

About StemCells, Inc.

StemCells, Inc. is engaged in the research, development, and commercialization of cell-based therapeutics and tools for use in stem cell-based research and drug discovery. The Company’s lead therapeutic product candidate, HuCNS-SC® cells (purified human neural stem cells), is currently in development as a potential treatment for a broad range of central nervous system disorders.  In a Phase I clinical trial in Pelizaeus-Merzbacher disease (PMD), a fatal myelination disorder in children, the Company has shown preliminary evidence of progressive and durable donor-derived myelination in all four patients transplanted with HuCNS-SC cells. The Company is also conducting a Phase I/II clinical trial in chronic spinal cord injury in Switzerland and has reported positive interim data for the first patient cohort. The Company has also initiated a Phase I/II clinical trial in dry age-related macular degeneration (AMD), and is pursuing preclinical studies in Alzheimer’s disease.  StemCells also markets stem cell research products, including media and reagents, under the SC Proven® brand. Further information about StemCells is available at http://www.stemcellsinc.com.

Apart from statements of historical fact, the text of this press release constitutes forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, statements regarding whether the improvements in sensory function seen in the Company’s Phase I/II clinical study of spinal cord injury will persist and whether they will prove to be clinically meaningful; continued authorization to conduct a clinical trial in Switzerland in chronic spinal cord injury; the prospect for screening and then enrolling patients into the AIS B and AIS C cohorts; the prospect for evaluating trial patients for changes in their sensation, motor function and bowel/bladder function; the potential of the Company’s HuCNS-SC cells to treat spinal cord injury and other central nervous system disorders; and the future business operations of the Company, including its ability to conduct clinical trials as well as its other research and product development efforts. These forward-looking statements speak only as of the date of this news release. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which the Company is subject, including the fact that additional trials will be required to demonstrate the safety and efficacy of the Company’s HuCNS-SC cells for the treatment of any disease or disorder; uncertainty as to whether the FDA or other applicable regulatory agencies will permit the Company to continue clinical testing in spinal cord injury or in future clinical trials of proposed therapies for other diseases or conditions; uncertainties regarding the ability of preclinical research, including research in animal models, to accurately predict success or failure in clinical trials; uncertainties regarding the Company’s ability to recruit the patients required to conduct its clinical trials or to obtain meaningful results; uncertainties regarding the Company’s ability to obtain the increased capital resources needed to continue its current and planned research and development operations; uncertainty as to whether HuCNS-SC cells and any products that may be generated in the future in the Company’s cell-based programs will prove safe and clinically effective and not cause tumors or other adverse side effects; uncertainties regarding the Company’s ability to commercialize a therapeutic product and its ability to successfully compete with other products on the market; and other factors that are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and in its subsequent reports on Form 10-Q and Form 8-K.

CONTACT:

Rodney Young
StemCells, Inc.
Chief Financial Officer
(510) 456-4128

Ian Stone
Russo Partners
(619) 308-6541